EXHIBIT 10.12

ANPP TRANSMISSION PROJECT

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT

APS Contract No. 7651

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WESTIWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT

TABLE OF CONTENTS

Section	Title	Page

1	PARTIES	1
2	RECITALS	2
3	AGREEMENT	4
4	EFFECTIVE DATE AND TERMINATION	4
5	FACILITIES TO BE PROVIDED	5
6	OWNERSHIP	7
7	OPERATION	8
8	COST RESPONSIBILITY RATIOS	12
9	ALLOCATION OF OPERATION AND MAINTENANCE EXPENSES	13
10	PAYMENT FOR USE OF COMMON FACILITIES	14
11	REGULATORY AUTHORITY AND RATE CHANGE	16
12	OTHER PROJECT AGREEMENTS	17
13	POWER AND ENERGY LOSSES	17
14	PAYMENT OF TAXES	18
15	INSURANCE	18
16	LIABILITY; COVENANT NOT TO EXECUTE	19
17	UNCONTROLLABLE FORCES	26
18	RELATIONSHIP OF THE PARTIES	27
19	GOVERNING LAW	27

TABLE OF CONTENTS (Cont’d)

20	SUCCESSORS AND ASSIGNS	27
21	UNFORESEEN CIRCUMSTANCES	27
22	GENERAL CONTRACT PROVISIONS	28
23	EXECUTION BY COUNTERPARTS	28
24	SIGNATURE CLAUSE	29
	APPENDIX A	39
	APPENDIX B	41
	APPENDIX C	42
	APPENDIX D	43
	APPENDIX E	46
	APPENDIX F	48

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT

1.	PARTIES:

The parties to this Westwing Switchyard Amended Interconnection Agreement hereinafter referred to as the "Amended Interconnection Agreement," are: THE UNITED STATES OF AMERICA, hereinafter referred to as the "United States," acting through the Secretary of the Interior, his duly appointed successor or his duly authorized representative; ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, hereinafter referred to as "Arizona"; DEPARTIMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a department organized and existing under the Charter of the City of Los Angeles, a municipal corporation of the State of California, hereinafter referred to as "Los Angeles"; EL PASO ELECTRIC COMPANY, a Texas corporation, hereinafter referred to as "El Paso"; NEVADA POWER COMPANY, a Nevada corporation, hereinafter referred to as "Nevada"; PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, hereinafter referred to as "PNM"; SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under the laws of the State of Arizona, hereinafter referred to as "Salt River Project"; and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation formerly known as Tucson Gas & Electric Company, hereinafter referred to as "Tucson." These entities are referred to collectively as "Parties" and individually as "Party."

2.	RECITALS:

This Amended Interconnection Agreement is made with reference to the following facts, among others:

2.1
Arizona, El Paso, PNM, and Salt River Project, hereinafter collectively referred to as the "Palo Verde-Westwing Participants," are participants, together with Southern California Edison Company, Southern California Public Power Authority and Los Angeles, in the Arizona Nuclear Power Project (ANPP) which is constructing the Palo Verde nuclear‑electric generating units 1, 2 and 3 west of Phoenix, Arizona. Pursuant to the ANPP Valley Transmission System Participation Agreement dated August 20, 1981, as amended, the Palo Verde-Westwing Participants have con structed a 500 kV transmission line, hereinafter referred to as the "First Palo Verde Line," between the Palo Verde Nuclear Generating Station and the Westwing Switchyard, both located west of Phoenix, Arizona. The Palo Verde Westwing Participants have constructed and ·now desire to interconnect a second 500 kV transmission line parallel to the First Palo Verde Line, hereinafter referred to as the "Second Palo Verde Line." Both lines are hereinafter collectively referred to as the "Palo Verde Lines."

2.2
The United States, Arizona, Los Angeles, Nevada, Salt River Project, and Tucson, hereinafter collectively referred to as the "Navajo Southern Transmission System Participants," owners in undivided interest of various portions of the

Navajo Southern Transmission System which includes the Westwing Switchyard among its facilities, recognize the mutual benefits of interconnecting transmission systems, among which are improved reliability, increased transfer capability between systems, a means of furnishing emergency assistance, and exchanges of economy energy between systems.  They are consequently willing to permit the interconnection of the Palo Verde Lines with the Westwing Switchyard in accordance with the terms and conditions contained in this Amended Interconnection Agreement.

2.3
Navajo Southern Transmission System Participants with cost responsibility in the Westwing Switchyard are the United States, Arizona, Salt River Project, and Tucson, hereinafter collectively referred to as the "Navajo Westwing Participants," and they retain certain rights and obligations under this Amended Interconnection Agreement in the interest of the Navajo Southern Transmission System Participants.

2.4
Arizona constructed and now operates the Westwing Switch yard as project manager and operating agent for the Navajo Project Southern Transmission System, and the Navajo Southern Transmission System Participants desire to continue to have Arizona as the Party responsible for the design, construction, and operation of the Westwing Switchyard.

2.5	The Palo Verde-Westwing Participants have designated Salt

River Project as project manager and operating agent to design, construct, and operate the Palo Verde Lines, and Arizona as Project Manager and Operating Agent of the Westwing Switchyard, hereinafter referred to as "Operating Agent", to design, construct, and operate the additions to the Westwing Switchyard incidental to the Palo Verde Lines interconnection.

2.6
The Palo Verde-Westwing Participants have completed the construction and interconnection of the First Palo Verde Line and its termination facilities to both the ANPP High Voltage Switchyard and the Westwing Switchyard and contemplate completing interconnection of the Second Palo Verde Line and other associated switchyard facilities on or about March 1, 1986.

3.	AGREEMENT:
In consideration of the mutual covenants herein, the Parties hereby agree as follows:

4.	EFFECTIVE DATE AND TERMINATION:
This Amended Interconnection Agreement shall become effective when it has been duly executed and delivered on behalf of all the Parties and is subject to acceptance for filing by the Federal Energy Regulatory Commission ("FERC") and will terminate concurrently with the termination of the Navajo Project Co‑Tenancy Agreement or the ANPP Valley Transmission System Participation Agreement, whichever occurs first. On the effective date of this Amended Interconnection Agreement, the

Westwing Switchyard Interconnection Agreement dated October 26, 1978 shall be superseded and shall be of no further force or effect.

5.	FACILITIES TO BE PROVIDED:

5.1
The Navajo Westwing Participants will grant to the Palo Verde-Westwing Participants the necessary easements to be evidenced by appropriate documents in a form acceptable to the Palo Verde-Westwing Participants and executed by the Navajo Westwing Participants, across the Westwing Switch- yard property to enable the Palo Verde-Westwing Partici- pants to connect the Palo Verde Lines and the 500/230 kV transformer to the Westwing Switchyard 500 kV bay locations 10, 11, 12, 14 and 15 and 230 kV bay locations 1, 2, and 7, including such space as may be required for installation of shunt reactors required as a- result of the interconnection. The bay locations are generally shown on Appendix C attached hereto and made a part hereof. Also to be granted to the Palo Verde-Westwing Participants is an easement for a microwave control house and associated equipment to be installed in the Westwing Switchyard by Salt River Project, acting as operating agent for the ANPP High Voltage Switchyard, the Palo Verde Lines and the Palo Verde-Kyrene 500 kV line. Said microwave control house and associated equipment will provide a communication link necessary for operation of the ANPP Valley Transmission System.

5.2	The Navajo Southern Transmission System Participants hereby

extend to the Palo Verde-Westwing Participants the right to use the spare single phase 500/230 kV transformer as a spare for the transformers installed by the Palo Verde Westwing Participants. The cost of the spare transformer is included in the cost of common facilities shown in Appendix A attached hereto and made a part hereof.

5.3	The Palo Verde-Westwing Participants shall provide at their cost and expense:

5.3.1	Termination facilities for the Palo Verde Lines.

5.3.2	A 1500 MVA 500/230 kV transformer bank suitable for parallel operation with the existing 500/230 kV transformers.

5.3.3	Shunt or territory reactors as required at Westwing Switchyard as a direct result of the interconnection of the Palo Verde Lines to the Westwing 500 kV bus.

5.3.4	Associated facilities including, but not limited to, structures, buswork, grounding, disconnect switches, 500 kV breakers, 230 kV breakers, insulators and associated appurtenances.

5.3.5
All relaying, metering, control and communication equipment including microwave facilities with necessary conduit, duct work and control and communication cable required incidental to the interconnection of the Palo Verde Lines and/or the 500/230kV transformer bank.

5.3.6
Upgrading of eleven of the existing Navajo Project 230 kV circuit breakers shown on Appendices C and D attached hereto and made parts hereof, which have inadequate fault duty capability as a result of the interconnection of the Palo Verde Lines. The upgrading shall coincide with the installation of the 500/230 kV transformer bank.

5.3.7
Three new 230 kV breakers: two shall be installed with the 500/230 kV transformer; the third, including its associated equipment, shall be installed for the interconnection of Arizona's anticipated second Westwing-El Sol line to be installed in 1993.

5.4
The facilities to be installed by the Palo Verde-Westwing Participants shall conform as nearly as possible in design and appearance with existing facilities at the Westwing Switchyard.    Design and location of facilities to be installed shall be subject to review and approval of the Navajo Project Transmission Engineering and Operating Committee. Such approval shall not be unreasonably withheld.

6.	OWNERSHIP:

6.1
The facilities installed under the Westwing Switchyard Interconnection Agreement and the facilities to be installed under this Amended Interconnection Agreement, except those facilities described in Sections 5.3.6 and 5.3.7, shall be owned by and remain the property of the

Palo Verde-Westwing Participants. Facilities provided for in Section 5.3.6 shall be the sole property of the Navajo Westwing Participants. The Palo Verde-Westwing Participants shall own 1-1/2 of the two 230 kV breakers installed with the 500/230 kV transformer. The Navajo Westwing Participants shall own the remaining 1/2 of the center breaker and the third breaker to be installed pursuant to Section 5.3.7.

6.2
Net salvage value calculated based on original cost less depreciation for existing equipment replaced pursuant to Section 5.3.7 hereof shall be credited to the Palo Verde Westwing Participants when the equipment is replaced or removed.

6.3	All facilities existing prior to the interconnection of the First Palo Verde Line shall remain the property of the Navajo Westwing Participants.

6.4
6.4    The division of ownership of facilities between the Palo Verde-Westwing Participants and the Navajo Westwing Participants as provided in this Amended Interconnection Agreement shall not be construed to limit the rights now held by the Navajo Southern Transmission System Participants for orderly expansion of the Westwing Switchyard as they may deem necessary.

7.	OPERATION:

7.1	Equipment or facilities installed by Palo Verde-Westwing Participants to uprate and replace existing Westwing

Switchyard facilities shall be operated and maintained by Arizona, the Operating Agent for the Westwing Switchyard, at the expense of the Navajo Westwing Participants pursuant to Section 9 hereof.

7.2
Other equipment or facilities installed by the Palo Verde‑Westwing Participants to effect the 500 kV interconnection s and the 500/230 kV transformer installation shall be operated and maintained by Arizona, the Operating Agent for the Westwing Switchyard, in coordination with Salt .River Project, acting as operating agent for the Palo Verde Lines, at the expense of the Palo Verde-Westwing Participants pursuant to Section 9 hereof. Upon the in service date of Arizona's second Westwing-El Sol line, the Palo Verde-Westwing Participants shall have cost responsibility for operating and maintaining a breaker and a half and appurtenant facilities associated with their 500/230 kV transformer in the 230 kV switchyard.

7.3
The Palo Verde-Westwing Participants and the Navajo Southern Transmission System Participants acknowledge that it may from time to time be necessary for the Westwing Switchyard Operating Agent to de-energize certain facilities at the Westwing Switchyard in order to complete the installation of equipment set forth in Section 5 hereof and to maintain facilities of both the Palo Verde-Westwing Participants and the Navajo Southern Transmission System Participants. The Operating Agent will coordinate any outage of facilities required for construction or maintenance purposes with the affected Parties, all in accordance with the provisions of the Navajo Project Southern Transmission System Operating Agreement, dated July 23, 1979 and the ANPP Valley Transmission System Participation Agreement.

7.4
Under normal operating conditions, the Palo Verde-Westwing Participants shall have the right to transmit power and energy through the components of the Westwing Switchyard to the extent of their firm entitlement in the Palo Verde Lines as long as such use does not interfere with or impair the firm transmission capability of the Navajo Southern Transmission System and as long as such use does not create an overloaded condition in any of the components of the Westwing Switchyard. The words "firm transmission capability" as used herein shall mean "the maximum amount of power that can be transmitted continuously as determined by the Navajo Engineering and Operating Committee."

7.5
In the event the capacity of the Westwing Switchyard is insufficient to accommodate all requests, the Operating Agent shall first curtail non-firm schedules through the Westwing Switchyard which contribute to the overload. The Operating Agent shall curtail non-firm schedules in a manner which results in schedules which are proportional to the Parties' schedules prior to curtailment, and shall curtail schedules in the following order:

7.5.1	The non-firm schedules of the Palo Verde-Westwing Participants.

7.5.2	The non-firm schedules of the Navajo Southern Transmission System Participants.

7.6
In the event that the capacity of the Westwing Switchyard is insufficient to accommodate all firm schedules after all non-firm schedules are curtailed pursuant to Section 7.5, the Operating Agent shall curtail firm schedules through the Westwing Switchyard which contribute to the overload. The Operating Agent shall curtail firm schedules in a manner which results in schedules which are proportional to the Parties' percentage ownership in the respective systems, and shall curtail schedules in the following order:

7.6.1	The firm schedules of the Palo Verde-Westwing Participants other than ANPP generation or its replacement capacity.

7.6.2	The firm schedules of the Navajo Southern Transmission System Participants other than Navajo generation schedules or its replacement capacity.

7.6.3	ANPP generation schedules or its replacement capacity.

7.6.4	Navajo generation schedules or its replacement capacity.

7.7	As a means of permitting El Paso and PNM to participate in the coordination and interchange of information on a prompt and orderly basis in connection with operating matters under this Amended Interconnection Agreement, El Paso and PNM shall each be allowed to have a non-voting representative attend appropriate meetings of the Navajo Transmission System Engineering and Operating Committee.

7.8
During operating emergencies, the Navajo Southern Transmission System Participants and the Palo Verde-Westwing Participants shall make available to each other, through their respective operating agents, such transmission capacity as may be determined to be available in the sole judgment of the supplier. The transmission capacity provided under this Section 7.8 shall be on an interruptible basis and shall be provided only when it will not result in the impairment of or jeopardy to service in the system of the supplier:

8.	COST RESPONSIBILITY RATIOS:

8.1
"Cost Responsibility Ratios" shall be computed for the purpose of sharing operation and maintenance expenses between the Navajo Westwing Participants collectively, the Palo Verde-Westwing Participants collectively, and other parties or individual Parties. For this purpose, each connection to the Westwing 500·kV bus and/or 230 kV bus through a power circuit breaker such as line connections, transformer connections, reactor or capacitor bank connections will be deemed a "Function." Likewise, each power transformer bank will be deemed a Function. Cost

Responsibility Ratios shall be computed by the Westwing Switchyard Operating Agent initially and subsequently upon the installation of additional Functions in the Westwing Switchyard, as follows:

8.1.1	Navajo Westwing	=	X
	Participants		X+Y+Z
Cost Responsibility Ratio

8.1.2	Palo Verde-Westwing Participants	=	Y
	Cost Responsibility Ratio		X+Y+Z

8.1.3	Third Party Cost	=	Z
	Responsibility Ratio		X+Y+Z

Where,	X = Number of Functions for Navajo Westwing Participants.

Y =	Number of Functions for Palo Verde-Westwing Participants.

Z =	Number of Functions for any third party (ies) and/or individual Party.

Ratios will be computed and used for the 500 kV Switchyard when only 500 kV costs are to be allocated, for the power transformers when only power transformer costs are to be allocated, for the 230 kV yard when only 230 kV costs are to be allocated and for the composite switchyard when 500 kV and 230 kV costs cannot be or are not normally accounted for separately. Calculations of Cost Responsibility Ratios are shown in Appendix E attached hereto and made a part hereof.
9.    ALLOCATION OF OPERATION AND MAINTENANCE EXPENSES:

9.1	All costs of operation for the Westwing Switchyard, and for such maintenance which is not allocable to any specific facility or equipment within the Westwing Switchyard, shall be paid monthly by the Navajo Westwing Participants and the Palo Verde-Westwing Participants in proportion to their respective Cost Responsibility Ratios:

9.1.1
Separately by each Navajo Westwing Participant in accordance with its individual cost responsibility as set forth in Exhibit B of the Navajo Project Southern Transmission System Operating Agreement, as now written or as hereafter modified.

9.1.2
Separately by each Palo Verde-Westwing Participant in accordance with its individual cost responsibility as set forth in Appendix B of the ANPP Valley Transmission System Participation Agreement, as now written or as hereafter modified.

9.2
The costs of maintenance for the Westwing Switchyard which are allocable to any specific facility or equipment within the Westwing Switchyard shall be paid by the owners of that facility or equipment, in accordance with the applicable agreement mentioned in Sections 9.1.1 or 9.1.2 herein.

10.    PAYMENT FOR USE OF COMMON FACILITIES:

10.1
Certain facilities, as shown in Appendix A, and referred to as common facilities, are for the common use and benefit of the Navajo Westwing Participants and the Palo Verde‑Westwing Participants. It is neither feasible nor desirable to alter the ownership of common facilities installed prior to the effective date of this Amended

Interconnection Agreement. Therefore, an equalization charge will be computed to equalize the investment costs of common facilities. The payment of such charge calculated pursuant to Section 10.2 hereof shall entitle the Palo Verde-Westwing Participants to the nonexclusive use and benefit of all common facilities in the Westwing Switchyard.

10.2
Beginning on the date of firm operation of the First Palo Verde Line, the Palo Verde-Westwing Participants shall pay the Navajo Westwing Participants an equalization charge for the use of common facilities owned by the Navajo Westwing Participants. Such payment shall be calculated as follows: (i) total actual original cost of all common facilities shall be multiplied by the Cost Responsibility Ratio of the Palo Verde-Westwing Participants for the composite yard; (ii) then subtract the amount invested by the Palo Verde‑Westwing Participants for common facilities; (iii) then multiply the result (i-ii) by the Weighted Average Annual Fixed Charge Rate (including ad valorem taxes or payments in lieu of) of the Navajo Westwing Participants, computed as shown in Line D of Appendix B.

10.3	A monthly payment shall be computed as one-twelfth of the equalization charge computed pursuant to Section 10.2 hereof.

10.4	The Palo Verde-Westwing Participants shall individually pay each month their appropriate share of the monthly payment in accordance with Section 9.1.2 hereof, to be received by

Arizona, as Operating Agent, and credited to the accounts of the Navajo Westwing Participants, in accordance with Line E of Appendix B.

10.5	The equalization charge may be changed only under the provisions of Section 11 hereof.

10.6	The costs and percentages set forth in Appendices A and B hereto shall be subject to review and audit by the Palo Verde-Westwing Participants.
11.    REGULATORY AUTHORITY AND RATE CHANGE:

11.1
Any Navajo Westwing Participant which can demonstrate that its respective Annual Fixed Charge Rate shown in Appendix B has become inequitable shall be entitled to change that Annual Fixed Charge Rate so that it is equitable after having first received the consent of all the Palo Verde‑Westwing Participants, which consent shall not be unreasonably withheld. The Salt River Project shall use an Annual Fixed Charge Rate which is consistent with its pricing methods used for other inter-utility transactions.

11.2
Nothing contained herein, including the provisions of Section 11.l hereof, shall be construed as affecting in any way the rights of any Navajo Westwing Participant subject to the jurisdiction of the FERC to unilaterally make application to FERC for a change in rates or allocations shown in Appendix B, under Section 205 of the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder.

11.3	The Parties agree that application for changes pursuant to Sections 11.1 or 11.2 hereof shall not be submitted by an individual Navajo Westwing Participant at less than two‑year intervals.
12.    OTHER PROJECT AGREEMENTS:
Arizona as Operating Agent for the Navajo Southern Transmission System Participants shall continue to act with respect to such participants in accordance with the Navajo Project Southern Transmission System Operating Agreement, as presently written or hereafter modified, except to the extent such agreement conflicts with this Amended Interconnection Agreement. Arizona as Project Manager and Operating Agent on behalf of the Palo Verde-Westwing Participants at the Westwing Switchyard shall act with respect to such participants in accordance with the ANPP Valley Transmission System Participation Agreement, as presently written or hereafter modified, except to the extent such agreement conflicts with this Amended Interconnection Agreement. If differences between the Navajo Project Southern Transmission System Operating Agreement and the ANPP Valley Transmission System Participation Agreement make concurrent performance with both agreements either impos sible or impracticable, then, to the extent of such impossibility or impracticability, Arizona's obligations under the ANPP Valley Transmission System Participation Agreement shall be suspended.
13.    POWER AND ENERGY LOSSES:
Any power and energy losses directly resulting from the Palo Verde Lines interconnections at the Westwing Switchyard identifiable as being caused by the Palo Verde-Westwing Participants as individuals on the Navajo Southern Transmission System or any power and energy losses identifiable as being caused by the Navajo Southern Transmission System Participants as individuals on the ANPP Valley Transmission System shall be returned in kind by the individual causing such losses to the affected Party(ies) at times of like conditions of loads and generation resources on the systems of the affected Party(ies) in accordance with procedures developed jointly by the Engineering and Operating Committees of the ANPP Valley Transmission System Participants and the Navajo Southern Transmission System Participants.
14.    PAYMENT OF TAXES:

14.l
Each Party shall use its best efforts to have any taxing authority imposing any property taxes or other taxes (excluding any sales or use taxes) or assessments on the facilities within the Westwing Switchyard, impose such taxes or assessments directly upon each Party on the basis of its respective ownership interest in the Westwing Switchyard.

14.2
All taxes and assessments levied against any Party shall be the sole responsibility of the Party upon whom said taxes and assessments are levied, unless such taxes and assessments are levied directly upon an individual Party in behalf of any or all of the other Parties.

14.3	Any Party exempted from any taxes assessed against any or all of the other Parties shall be given credit for such exemption.
15.    INSURANCE:
The Palo Verde-Westwing Participants shall provide construction and operating insurance and the Navajo Southern Transmission System Participants shall provide operating insurance to cover facilities in which they respectively retain ownership. Such insurance shall be provided by the Palo Verde-Westwing Participants in accordance with Sections 22 and 23 of the ANPP Valley Transmission System Participation Agreement and by the Navajo Southern Transmission System Participants in accordance with Section 18 of the Navajo Project Southern Transmission System Operating Agreement, as those agreements are written or may be hereafter amended by the Parties to each agreement. Arizona, as Operating Agent, shall require insurance carriers furnishing insurance to waive rights of subrogation against all Parties as their respective interests may appear.
16.    LIABILITY; COVENANT NOT TO EXECUTE:

16.1
Except for any judgment debt for damage resulting from Willful Action and except to the extent any judgment debt is collectible from valid insurance provided pursuant to Section 15 hereof, and subject to the provisions of Sections 16.2, 16.4, and 16.5 hereof, each Party hereby extends to all other Parties, their directors, members of their governing bodies, officers and employees its covenant not to execute, levy or otherwise enforce a judgment obtained against any of them, including recording or effecting a judgment lien, for any direct, indirect or consequential loss, including but not limited to, death, injury, damage, claim, cost, charge or expense, whether or not resulting from the negligence of such Party, its directors, members of its governing bodies, officers, employees, or any person or entity whose negligence would be imputed to such Party from the performance or non‑performance of the obligations of any Party under this Amended Interconnection Agreement, or the construction, operation or ownership of facilities at the Westwing Switchyard, other than the obligation to pay any monies which have become due under the terms of this Agreement.

16.2
In the event any insurer providing insurance pursuant to Section 15 hereof refuses to pay any judgment obtained by a Party against another Party, its directors, members of its governing bodies, officers or employees, on account of liability referred to in Section 16.1 hereof, the Party, its directors, members of its governing bodies, officers or employees against whom the judgment is obtained shall, at the request of the prevailing Party and in consideration of the covenant given in Section 16.1 hereof, execute such documents as may be necessary to effect an assignment of its contractual rights against the nonpaying insurer and thereby give the prevailing Party the opportunity to enforce its judgment directly against such insurer. In no event when a judgment debt is collectible from valid insurance provided pursuant to Section 15 hereof shall the Party obtaining the judgment execute, levy or otherwise enforce the judgment (including recording or effecting a judgment lien) against the Party, its directors, members of its governing bodies, officers or employees, against whom the judgment was obtained.

16.3
Except as provided in Sections 16.4 and 16.5, the costs and expenses, including but not limited to attorneys fees, of discharging all Work Liability imposed upon one or more of the Parties for which payment is not made by the insurance procured by the Palo Verde-Westwing Participants or the Navajo Southern Transmission System Participants pursuant to Section 15 hereof shall be allocated among the Parties in proportion to their Cost Responsibility in the facilities involved in the operative facts which give rise to the Work Liability. However, if the proximate cause of such liability cannot be determined or is not related to any particular facilities, then such costs and expenses shall be allocated among the Parties in proportion to the Cost Responsibility Ratios of the Palo Verde-Westwing Participants and the Navajo Westwing Participants in the composite switchyard and according to Sections 9.1.1 and 9.1.2 hereof. "Work Liability" as used herein is the liability of one or more Parties for damages suffered by anyone other than a Party, whether or not resulting from the negligence of any Party, its directors, members of its governing bodies, officers, employees or any other person or entity whose negligence would be imputed to such Party, resulting from the construction, operation or ownership of facilities at the Westwing Switchyard or the performance or nonperformance of the obligations of any Party under this Amended Interconnection Agreement.

16.4
Each Party shall be responsible for the consequences of its own Willful Action that are not covered by insurance provided pursuant to Section 15 hereof, and each Party except the United States shall indemnify and hold harmless the other Parties, their directors, members of their governing bodies, officers and employees from the consequences thereof.

Since the United States has hot agreed to indemnify the other Parties, the indemnity provided by this Section 16.4 shall not extend to the United States.

16.5
Except for liability resulting from Willful Action, which shall be the responsibility of the willfully acting Party, any Party, except the United States, whose electric customer shall have a claim or bring an action against any other Party for any death, injury, loss or damage arising out of or in connection with electric service to such customer and caused by the operation or failure of operation of the Westwing Switchyard or any portion thereof, shall indemnify and hold harmless such other Party, its directors , members of its governing bodies, officers and employees from and against any liability for such death, injury, loss or damage.
Since the United States has not agreed to indemnify the other Parties, the indemnity provisions of this Section shall not extend to the United States.

16.6	The liability of the United States for any claims for damages arising out of negligence shall be governed by the Federal Tort Claims Act (28 U.S.C. 2671 S.E.Q.).

16.7
The provisions of this Section 16 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible insurance policies.

16.8	The term "Willful Action" as used in this Amended Interconnection Agreement is defined as follows:

16.8.1
Action taken or not taken by a Party (including the Operating Agent) , at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under this Amended Interconnection Agreement, which action is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with knowledge or intent that injury or damage would result or would probably result therefrom.

16.8.2	Action taken or not taken by a Party (including the Operating Agent), at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under this Amended Interconnection Agreement, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default under this Amended Interconnection Agreement and which action occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues beyond ·a reasonable time to cure such default.

16.8.3
Action taken or not taken by a Party (including the Operating Agent), at the direction of its directors, members of its governing bodies, officers or employees having management or administrative responsibility affecting its performance under this Amended Interconnection Agreement, which action is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under this Amended Inter connection Agreement.

16.8.4	The phrase "employees having management or administrative responsibility" as used in this Section 16.8 means employees of a Party who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling, and supervising such Party's performance under this Amended Interconnection Agreement; provided, however, that, with respect to employees of the Operating Agent acting in its capacity as such and not in its capacity as a Party, such phrase shall refer only to (i) the Manager of System Control for the Operating Agent and (ii)anyone in the organizational structure of the Operating Agent between the Manager of System Control and an officer.

16.8.5	Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

16.9
The Parties recognize that Los Angeles and Nevada are required to execute this Amended Interconnection Agreement because they are Navajo Southern Transmission System Participants even though Los Angeles and Nevada have no cost responsibilities in the Westwing Switchyard. Therefore, the remaining Parties to this Amended Interconnection Agreement agree that Los Angeles and Nevada have no liabilities arising from this Agreement.

16.10	If Section 19 of the Navajo Project Navajo Generating Station Operating Agreement is amended to limit the liability of any Party for Willful Action, the Parties agree to likewise amend this Section 16 in order to incorporate substantially the same limitation of liability principles at dollar levels to be negotiated and agreed upon.
17.    UNCONTROLLABLE FORCES:
No Party shall be considered to be in default in the performance of its obligations hereunder (other than obligations of said Party to make payment of bills rendered hereunder) when a failure of performance shall be due to an Uncontrollable Force. The term "Uncontrollable Force" shall be any cause beyond the control of the Party affected, including but not restricted to failure of or threat of failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority, and action or nonaction by or failure to obtain the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Party could not reasonably have been expected to avoid and which by exercise of due diligence it shall be unable to overcome. Nothing contained herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any of its obligations hereunder by reason of an Uncontrollable Force shall give prompt written notice of such fact to the other Parties and shall exercise due diligence to remove such inability with al l reasonable dispatch.

18.    RELATIONSHIP OF THE PARTIES:
The covenants, obligations and liabilities of the Parties are intended to be several and not joint or collective and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose an association, joint venture, trust or partnership covenant, obligation or liability on or with regard to any one or more of the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities as herein provided. No Party or group of Parties shall be under the control of or shall be deemed to control any other Party or the Parties as a group. No Party shall be the agent of or have a right or power to bind any other Party without its express written consent, except as expressly provided in this Amended Interconnection Agreement or other project agreements as may be applicable.
19.    GOVERNING LAW:
This Amended Interconnection Agreement shall be governed by and construed and enforceable in accordance with the laws of the State of Arizona.
20.    SUCCESSORS AND ASSIGNS:
This Amended Interconnection Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.
21.    UNFORESEEN CIRCUMSTANCES:
Should this Amended Interconnection Agreement result in placing an undue burden on any Party or the Operating Agent due to circumstances net presently contemplated by the Parties, the Parties agree, upon request of the affected Party, to meet and negotiate an appropriate amendment to this Amended Interconnection Agreement.
22.    GENERAL CONTRACT PROVISIONS:
The General Contract Provisions attached hereto as Appendix F are hereby made a part of this Amended Interconnection Agreement.
23.    EXECUTION BY COUNTERPARTS:
This Amended Interconnection Agreement may be executed in any number of counterparts, and upon execution by all Parties, each executed counterpart shall have the same force and effect as an original instrument and as if all Parties had signed the same instrument.    Any signature page of this Amended Interconnection Agreement may be detached from any counterpart hereof without impairing the legal effect of any signature thereon and may be attached to another counterpart of this Amended Interconnection Agreement identical in form hereto but having attached to it one or more signature pages.
/
/
/
/
/
/
/

24.    SIGNATURE CLAUSE:
The signatories hereto represent that they have been appropriately authorized to enter into this Amended Interconnection Agreement on behalf of the Party for whom they sign. This Amended Interconnection Agreement is hereby executed as of this _14th_ day of _August , 1986.

UNITED STATES OF AMERICA
By	/s/ Edward M. Hallenbeck
Regional Director, Lower Colorado
Region, U.S. Bureau of Reclamation

ARIZONA PUBLIC SERVICE COMPANY
By

DEPARTMENT OF WATER AND POWER OF THE
CITY OF LOS ANGELES
by
BOARD OF WATER AND POWER COMMISSIONERS
OF THE CITY OF LOS ANGELES
By
And

EL PASO ELECTRIC COMPANY
By

ATTEST AND COUNTERSIGN	NEVADA POWER COMPANY
By
Secretary
/
/

24.    SIGNATURE CLAUSE:
The signatories hereto represent that they have been appropriately authorized to enter into this Amended Interconnection Agreement on behalf of the Party for whom they sign. This Amended Interconnection Agreement is hereby executed as of this ______ day of _________ , 1986.

UNITED STATES OF AMERICA
By
Regional Director, Lower Colorado
Region, U.S. Bureau of Reclamation

ARIZONA PUBLIC SERVICE COMPANY
By	/s/ Russell D. Hulse

DEPARTMENT OF WATER AND POWER OF THE
CITY OF LOS ANGELES
by
BOARD OF WATER AND POWER COMMISSIONERS
OF THE CITY OF LOS ANGELES
By
And

EL PASO ELECTRIC COMPANY
By

ATTEST AND COUNTERSIGN	NEVADA POWER COMPANY
By
Secretary
/
/

24.    SIGNATURE CLAUSE:
The signatories hereto represent that they have been appropriately authorized to enter into this Amended Interconnection Agreement on behalf of the Party for whom they sign. This Amended Interconnection Agreement is hereby executed as of this _______ day of ________________, 1986.

UNITED STATES OF AMERICA
By
Regional Director, Lower Colorado
Region, U.S. Bureau of Reclamation

ARIZONA PUBLIC SERVICE COMPANY
By

DEPARTMENT OF WATER AND POWER OF THE
CITY OF LOS ANGELES
by
BOARD OF WATER AND POWER COMMISSIONERS
OF THE CITY OF LOS ANGELES
By	/s/ Paul H. Lane
General Manager and Chief Engineer
And	/s/ Judith K. Davidson
Secretary
EL PASO ELECTRIC COMPANY
By

ATTEST AND COUNTERSIGN	NEVADA POWER COMPANY
By
Secretary
/
/

24.    SIGNATURE CLAUSE:
The signatories hereto represent that they have been appropriately authorized to enter into this Amended Interconnection Agreement on behalf of the Party for whom they sign. This Amended Interconnection Agreement is hereby executed as of this ________ day of ________________, 1986.

UNITED STATES OF AMERICA
By
Regional Director, Lower Colorado
Region, U.S. Bureau of Reclamation

ARIZONA PUBLIC SERVICE COMPANY
By

DEPARTMENT OF WATER AND POWER OF THE
CITY OF LOS ANGELES
by
BOARD OF WATER AND POWER COMMISSIONERS
OF THE CITY OF LOS ANGELES
By
And

EL PASO ELECTRIC COMPANY
By	/s/ James P. Maloney
Vice President

ATTEST AND COUNTERSIGN	NEVADA POWER COMPANY
By
Secretary
/
/

24.    SIGNATURE CLAUSE:
The signatories hereto represent that they have been appropriately authorized to enter into this Amended Interconnection Agreement on behalf of the Party for whom they sign. This Amended Interconnection Agreement is hereby executed as of this _23rd_ day of May , 1986.

UNITED STATES OF AMERICA
By
Regional Director, Lower Colorado
Region, U.S. Bureau of Reclamation

ARIZONA PUBLIC SERVICE COMPANY
By

DEPARTMENT OF WATER AND POWER OF THE
CITY OF LOS ANGELES
by
BOARD OF WATER AND POWER COMMISSIONERS
OF THE CITY OF LOS ANGELES
By
And

EL PASO ELECTRIC COMPANY
By

ATTEST AND COUNTERSIGN	NEVADA POWER COMPANY
/s/ [Illegible]	By	/s/ [Illegible]
Secretary		Vice President
Resource Planning
and Power Dispatch

PUBLIC SERVICE COMPANY OF NEW MEXICO
	By	/s/ C. D. Bedford

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT
By
Secretary
TUCSON ELECTRIC POWER COMPANY
By

PUBLIC SERVICE COMPANY OF NEW MEXICO
By

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT
/s/ Paul D. Rice	By	/s/ John R. Lassen
Secretary		President
TUCSON ELECTRIC POWER COMPANY
By
May 29, 1986

PUBLIC SERVICE COMPANY OF NEW MEXICO
By

ATTEST AND COUNTERSIGN	SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT
By
Secretary
TUCSON ELECTRIC POWER COMPANY
	By	/s/ H. A. Heim

STATE OF NEVADA	)
	)	ss
COUNTY OF CLARK	)

On this the _ 13th day of June , 1986, before me, the undersigned officer, personally appeared Edward M. Hallenbeck _____________ the Regional Director, LC Region, Bureau of Reclamation of the United States of America, known to me to be the person described in the foregoing instrument, and acknowledged that he executed the same in the capacity therein stated and for the purposes therein contained.
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Rebecca A. Dalton
Notary Public

My commission expires:

Official Seal
Rebecca A. Dalton
Notary Public-Nevada
My Commission expires Aug. 7, 1986

STATE OF ARIZONA	)
	)	ss
COUNTY OF MARICOPA	)

On this the _ 13th day of June , 1986, before me, the undersigned Notary Public, personally appeared Russell D. Hulse who acknowledged himself to be the Vice President of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Vice President .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

Notary Public

My commission expires:
April 9, 1988

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On this the 14th day of August , 1986, before me, the undersigned officer, personally appeared Paul H. Lane and Judith K. Davison____ who acknowledged themselves to be the General Manager and Chief Engineer and Secretary of the Board respectively, of the DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a department organized and existing under the Charter of the City of Los Angeles, a municipal corporation of the State of California, known to me to be the persons described in the foregoing instrument, and acknowledged that they executed the same in the capacity therein stated and for the purposes therein contained.
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Linda L. Newman
Notary Public

My commission expires: May 27, 1989

STATE OF TEXAS	)
	)	ss
COUNTY OF EL PASO	)

On this the _ 30th day of May , 1986, before me, the undersigned Notary Public, personally appeared James P. Maloney who acknowledged himself to be the Vice President of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he as such officer, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such   Vice President .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Edna M. Chavez
Notary Public

My commission expires:
January 17, 1989

STATE OF NEVADA	)
	)	ss
COUNTY OF CLARK	)

On this the _ 23rd day of May , 1986, before me, the undersigned Notary Public, personally appeared Wooldridge and who acknowledged himself to be the   Vice President, Resource Planning of NEVADA POWER COMPANY, a Nevada corporation, and that he, as such officer, being author- ized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such  Vice President, Resource Planning .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Andrea Bybee
Notary Public

My commission expires:

STATE OF NEW MEXICO	)
	)	ss
COUNTY OF Bernalillo	)

On this the _ 13th day of May , 1986, before me, the undersigned Notary Public, personally appeared    C. D. Bedford  who acknowledged himself to be the Sr. Vice President of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that he as such officer, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself, as such Sr. Vice President .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ [Illegible]
Notary Public

My commission expires:
3/17/87

STATE OF ARIZONA	)
	)	ss
COUNTY OF MARICOPA	)

On this the _ 3rd day of June , 1986, before me, the undersigned Notary Public, personally appeared John R. Lassen and Paul D. Rice who acknowledged themselves to be the President and Secretary of the SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under the laws of the State of Arizona, and that they, as such officers, being authorized to so do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by themselves as such and .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Terrill A. London
Notary Public

My commission expires:

STATE OF ARIZONA	)
	)	ss
COUNTY OF MARICOPA	)

On this the _ 24th day of April , 1986, before me, the undersigned Notary Public, personally appeared H. A. Heim who acknowledged himself to be the Senior Vice President of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company himself as such Senior Vice President .
IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Herlinda H. Kennedy (Mr. Herrera)
Notary Public

My commission expires:
4/-14-87

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
COMMON FACILITIES COSTS

APPENDIX A

Notes:	1. This estimate includes land costs and common facilities costs including the main busses.
2.    Cost of '82 and '87 facilities cover only ANPP additions at Westwing.
3.    Costs of '87 facilities are escalated to the year spent.

Common Facilities Item Description	Paid for and owned by Navajo Westwing Participants Installed as of '78		Installed '82	Paid for and owned Palo Verde-West-wing Participants Installed '87
	230 KV	500 KV	500 KV	230 KV	500 KV
Land Cost	19,703	$41,554	$—	$—	$—
Grading, Surfacing,	104,910	244,786
Fencing
Yard Lighting	8,590	20,052	11,670		17,529
Yard Grounding	23,160	54,042	30,715	8,077	84,462
Trench & Conduit	58,840	137,299	21,608	2,104	114,596
Control & Power	19,800	46,195	2,000	9,609	17,564
Cables
Station Service	44,140	102,992			3,869
Control House	147,200	343,434
Control House Equip.	37,880	88,397			7,437
Comm., Control,	104,650	244,184	7,000	17,413	39,870
Relays
Initial Main Bus	120,820	217,900
Additional Main Bus	69,410		193,925
Assoc. Equip. Costs	62,730	146,380	3,756	6,163	10,851
Spare Transformer*	755,000
Engineering & Insp.	93,100	217,239	51,352	12,504	24,121
Subtotal	1,669,933	1,904,454	322,026	55,870	320,299
AFUDC, IDC, Allo-	290,231	316,649	17,344	6,816	39,076
cated OVH
TOTAL	1,960,164	2,221,103	339,370	62,686	359,375

Facilities Cost:	230KV	500KV	Total
Existing in 1978 -	1,960,164	2,221,103	4,181,267	Engineering & Accounting to update 1987 Numbers.
1982 -		339,370	339,370
1987 -	62,686	359,375	422,061

	$2,022,850	$2,919,848	$4,942,698

*Note:	The spare 500/230kV transformer is deemed a common facility for billing purposes.

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
COMMON FACILITIES COSTS

APPENDIX A (Cont'd)

The allocation of common· facilities of the Westwing Switchyard will be as follows:

	Direct Cost	% Direct Cost	AFUDC, IDC Allocated OVH	Total Cost	% Total Cost

SRP	$1,393,407	39	$206,992	$1,600,399	38
APS	979,269	27	221,217	1,200,486	29
TEP	253,292	7	64,260	317,552	8
US	948,419	27	114,411	1,062,830	25

TOTAL	$3,574,387	100%	$606,880	$4,181,267	100%

These values were determined by using the "Responsibility for Costs -%" taken from VIIA (500 kV switchyard) and VIID (230 kV switchyard) from Exhibit B, pages 3 and 4 of the Navajo Project Southern Trans mission System Agreement. These percentages were multiplied by the 230 kV costs ($1,669,933) in the case of VIID and by the 500 kV costs ($1,904,454) in the case of VIIA. The costs ($1,669,933 and $1,904,454) were taken from Appendix A (Common Facilities) of this Westwing Switchyard Amended Interconnection Agreement. The result of the aforementioned multiplication gives the dollar allocation of 500 kV and 230 kV common facilities to each Party. The spare transformer costs were similarly allocated based on VIIB from Exhibit B of the Navajo Agreement and added to the 230 kV and 500 kV costs to give the total Direct Cost allocations above. Each company furnished AFUDC, IDC, Allocated Overheads, Taxes, etc., that were capitalized as part of the Westwing Switchyard costs. The sum of the Direct Cost and the Allocated Costs equals the Total Cost of existing common facilities.

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT

APPENDIX B

Weighted Average Annual Fixed Charge Rate

		Arizona	Salt River Project	Tucson	United States	Total
(A)	% Total Cost of	28.71	38.28	7.59	25.42	100.0
	Common Facilities

(B)	Annual Fixed Charge	0.1865	0.1504	0.1679	0.0751	*
	Rate

(C)	% Annual Cost (A)	5.3544	5.7573	1.2744	1.9090	14.2951
	X (B)

(D)	Weighted Total (C)	*	*	*	*	.142951
	Average Total (A)
	Annual Fixed
	Charge Rate

(E)	% Annual Cost	37.46	40.27	8.92	13.35	100.0
	Distribution

	(C) x 100
	Total (C)

Based on the following:
Capital Recovery	11.37%	12.76	10.86
Income Tax Component	5.03	0	3.68

Al Valorem Tax (or in
lieu of)	2.25	2.28	2.25

TOTAL:	18.65%	15.04%	16.79%

Rate of Return	13.68%	12.50%	10.60%

Basis for Depreciation	33 yrs.	33 yrs.	37 yrs.

Composite Inc. Tax Rate	48.96%	0	43.90%

APPENDIX C
WESTWING SWITCHYARD
PLOT PLAN

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
ESTIMATED COSTS
APPENDIX D

				* Total $(000)	4-Party Split	3-Party Split

1987

230 kV Breaker Uprates

	11	—	PCB Uprates	448	448
	15	—	CCVT Uprates	244	244

Sub Total				692	692

1987

230 kV Line Bay

	1	—	Add Dead End Struct	80		80
	2	—	Uprated Disc SW’s	117		117
	2	—	Line Side Disc SW’s	117		117
	2	—	PCB’s w CT’s	580		580
	1	—	Set of 3 CCVT’s	38		38
	3	—	90 Turning Struct’s	264		264
	3	—	Tangent Struct’s	175		175
	1	—	O.H. Line Across Bay	13		13

Sub Total				1,384		1,384

1993

230 kV El Sol Line #2

	1	—	PCB w CT’s**	466		466
	1	—	Bus Disc. SW	94		94
	1	—	Line Disc. SW	94		94

Sub Total				654		654

*NOTE: All costs are escalated to year spent using 7% per year.
**Credit will be given for salvage value of existing breakers.

APPENDIX D (Cont’d)

4-Party Split			3-Party Split
APS	—	35%	APS	—	44%
EPE	—	19%	SRP	—	44%
PNM	—	12%	PNM	—	12%
SRP	—	35%

1986

500 kV Palo Verde Line #2 Bay

				* Total $(000)	4-Party Split	3-Party Split

	2	—	Int Dead End Struct’s	339	339
	1	—	Add Dead End Struct	139	139
	1	—	Line Relaying Term Fac	427	427
	1	—	Set of 3 CCVT’s	60	60
	1	—	Set of 3 Wave Trap’s	45	45
	2	—	Line Side Disc SW’s	119	119
	2	—	Bus Side Disc SW’s	177	177
	2	—	PCB’s w/o CT’s	672	672
	2	—	Sets of 3 CT’s	208	208
	1	—	O.H. Line Across Bay	50	50

Sub Total				2,236	2,236

1987

500 kV Transformer and Bay

	2	—	Int Dead End Struct’s	339		339
	2	—	Line Side Disc SW’s	119		119
	1	—	PCB w/o CT’s	336		336
	1	—	Set of 3 CT’s	104		104
	1	—	Lot Tertiary & Jack Bus	580		580
	3	—	500/230 kV Xfmr’s	5,519		5,519

Sub Total				6,997		6,997

TOTAL				11,963	2,928	9,035

*NOTE: All costs are escalated to year spent using 7% per year.

PALO VERDE #2
PALO VERDE #1
MOENKOPI
NAVAJO
500 KV
230 KV
T10
500/230 KV
1500MVA
XFMR
T7
T4
T1
TO TEP
345KV SWYD.
SRP
PINN. PK.
SRP
AGUA FRIA
DOE
PINN. PK.
DOE
LIBERTY
100 MVAR
SHUNT REACTOR
APS
EL SOL #1
N
N
L
APS
EL SOL #2

WESTWING SWITCHYARD

ANPP ADDITIONS

—— EXISTING PRIOR 1982

---- 1982, IN SERVICE

—— 1986, IN SERVICE

* UPRATE 230 KV PCB FOR HIGHER FAULT DUTY

N NEW BREAKERS

L LINE BREAKER 1992 IN SERVICE

APPENDIX C
WESTWING SWITCHYARD
ONE LINE DIAGRAM

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
APPENDIX E
EXAMPLE CALCULATION OF COST RESPONSIBILITY RATIOS

The plan for the Westwing Switchyard, as shown for 1986 on Appendices C and D, provides for twenty (20)separate Functions, eight (8) on the 500 kV bus, four (4)power transformer banks, and eight (8) on the 230 Kv bus. Five (5) Functions on the 500 kV bus, three (3) power transformer banks, and seven (7) Functions on the 230 kV bus, or a total of fifteen (15) Functions, are owned by the Navajo Westwing Participants. Three (3) Functions on the 500 kV bus, one (1) power transformer bank, and one (1) Function on the 230 kV bus, or a total of five (5) Functions, will be owned by the Palo Verde-Westwing Participants. An example of the computation of Cost Responsibility Ratios 1mder the aforementioned 1986 plan, for the composite switchyard, would be:

Navajo Westwing	=	X	=	15	=	75%
Participants		X+Y+Z		15+5+0

Palo Verde-Westwing	=	Y	=	5	=	25%
Participants		X+Y+Z		15+5+0

Third Party Cost	=	Z	=	0	=	0.0%
		X+Y+Z		15+5+0

Computation of Cost Responsibility Ratios for the 500 kV yard, power transformer banks, and the 230 kV switchyard would be computed in similar fashion and result in the following:

WESTWING- SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
APPENDIX E
EXAMPLE CALCULATION OF COST RESPONSIBILITY RATIOS
(Continued)

	500 kV only	Power Transformers only	230 kV only
Navajo Westwing	62.50%	75%	87.50%
Participants

Palo Verde-Westwing	37.50%	25%	12.50%
Participants

WESTWING SWITCHYARD
AMENDED INTERCONNECTION AGREEMENT
APPENDIX F
GENERAL CONTRACT PROVISIONS

1.DEFINITIONS:
The following terms, when used in this Appendix F, shall have the meanings specified:
1.1    Contracting Officer means the Secretary of Interior, his duly appointed successor or his duly authorized representative.
1.2    Contractor means any of the non-Federal Participants.
1.3    Non-Federal Participants means Arizona, Los Angeles, El Paso, Nevada, PNM, Salt River Project and Tucson.
1.4    Agreement means the Amended Interconnection Agreement.
2.OFFICIALS NOT TO BENEFIT:
No Member of or Delegate to Congress or Resident Commissioner shall be admitted to any share or part of this Agreement or to any benefit that may arise herefrom, but this restriction shall not be construed to extend to this Agreement if made with .a corporation or company for its general benefit.
3.COVENANT AGAINST CONTINGENT FEES:
The non-Federal Participants- warrant that no person or selling agency has been employed or retained.to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by a non-Federal Participant for the purpose of securing business. For breach or violation of this warranty the United States shall have the right to annul this Agreement without liability, or in its discretion to deduct from the payments to be made hereunder, or otherwise recover the full amount of such commission, percentage, brokerage or contingent fee.
4.EQUAL OPPORTUNITY CLAUSE:
4.1    Except as provided in Title 42 U.S.C. Section 2000-e-2 (i) and in keeping with any obligation undertaken by any of the non-Federal Participants or its assigns, pursuant to the terms of said Title 42 U.S.C. Section 2000-e-2(i) to give preference for employment to qualified Indians for work on or near an Indian Reservation, during the performance of this agreement, the Contractor agrees as follows:

4.1.1
The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Contractor will take affirmative action to insure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places available to employees and applicants for employment, notices to be provided by the Contracting Officer setting forth the provisions of this equal opportunity clause.

4.1.2
The Contractor will, in all solicitations or advertisements for employees· placed by or on behalf Gf the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

4.1.3
The Contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding a notice to be provided by the agency Contracting Officer advising the labor union of workers' representative of the Contractor's commitments under this equal opportunity clause and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

4.1.4	The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations and relevant orders of the Secretary of Labor.

4.1.5
The Contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

4.1.6
In the event of the Contractor' s noncompliance with this equal opportunity clause, or with any of the said rules, regulations or orders, this Agreement may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or otherwise provided by law.

4.1.7	The Contractor will include the provisions of Sections 4.1.1 through 4.1. 7 hereof in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of

Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.
5.WORK HOURS ACT OF 1962:
5.1    This Agreement, to the extent that it is of a character specified in the Contract Work Hours Standards Act (Public Law 87-581, 76 Stat. 357) and is not covered by the Walsh‑Healey Public Contracts Act (41 U.S.C. Sections 35‑45), is subject to the following provisions and to all other provisions and exceptions of said Contract Work Hours Standards Act:

5.1.1	No Contractor or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics shall require or permit any laborer or mechanic in any workweek in which he is employed on such work, to work in excess of eight (8) hours in any calendar day or in excess of forty (40) hours in any workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times his basic rate of pay for all hours worked in excess of eight (8) hours in any calendar day or in excess of forty (40) hours in such workweek, whichever is the greater number of overtime hours.

5 .1.2
In the event of any violation of the provisions of Section 5.1.1 hereof, the Contractor and any subcontractor responsible for such violation shall be liable to any affected employee for his unpaid wages.  In addition, such Contractor or subcontractor shall be liable to the United States for liquidated damages. Such liquidated damages shall be computed, with respect to each individual laborer or mechanic employed in violation of the provisions of Sections 5.1.1 hereof, in the sum of Ten Dollars ($10.00) for each calendar day on which such employee was required or permitted to work in excess of eight (8) hours or in excess of forty (40) hours in a workweek without payment of the required overtime wages.

5.1.3	The Secretary of Labor may withhold, or cause to be

withheld, from ·any monies payable on account of work performed by the Contractor or subcontractor, the full amount of wages required by this Agreement, and such sums as may administratively be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for liquidate damages as provided in Section 5.1.2 hereof.

5.1.4	The Contractor shall require the foregoing Sections 5.1.1, 5.1.2, 5.1.3 and this 5.1.4 to be inserted in all subcontracts.
6.EXAMINATION OF RECORDS:
The non-Federal Participants agree that the Comptroller General of the United States, or any of his duly authorized representatives, shall, until the expiration of three (3) years after final payment under this Agreement, have access to and the right to examine any directly pertinent books, documents, papers and records of the non-Federal Participants involving transactions related to this Agreement.
7.ASSIGNMENT OF CLAIMS:

7.1
Pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203, 41 U.S.C. Section 15), if this agreement provides for payments aggregating $1,000 or more, claims for monies due or to become due any non-Federal Participant from the Government under this Agreement may be assigned to a bank, trust company, or other financing institution, including any Federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any such assignment or reassignment shall cover all amounts payable under this Agreement and not already paid and shall not be made to more than one party, except that any such assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in such financing. Unless otherwise provided in this Agreement, payments to an assignee of any monies due or to become due under this Agreement shall not, to the extent provided in said Act, be amended, be subject to reduction or setoff. (The preceding sentence applies only if this Agreement is made in time of war or national emergency as defined in said Act and is with the Department of Defense, the General Services Administration, the Atomic Energy Commission, the National Aeronautics and Space Administration, the Federal Aviation Agency, or any other department or agency of the United States designated by the President pursuant to Clause 4 of the proviso of Section 1 of the Assignment of Claims Act of 1940, as amended by the Act of May 15, 1951, 65 Stat. 41.)

7.2
In no event shall copies of this Agreement or of any plans, specifications, or other similar documents relating to work under this Agreement, if marked "Top Secret," "Secret," or "Confidential," be furnished to any assignee of any claim arising under this Agreement or to any other person not entitled to receive the same. However, a copy of any part or all of this Agreement so marked may be furnished, or any information contained therein may be disclosed, to such assignee upon the prior written authorization of the Contracting Officer.
8.CONVICT LABOR:
In connection with the performance of work under this Agreement, the non-Federal Participants agree not to employ any person undergoing sentence of imprisonment at hard labor.
9.AGREEMENT SUBJECT TO COMPACTS, ACTS AND TREATY:
This Agreement is made upon the express conditions and with the express understanding that all rights hereunder shall be subject to and controlled by the applicable provisions of the Colorado River Compact dated November 24, 1922, and proclaimed by the President of the United States June 25, 1929, the Boulder Canyon Project Act approved December 21, 1928, the Boulder Canyon Project Adjustment Act of July 19, 1940, the Upper Colorado River Basin Compact dated October 11, 1948, and the Mexican Water Treaty of February 3, 1944.